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                                                                    EXHIBIT 99.1


                     INTERIM SERVICE INC. AND SUBSIDIARIES
                 SCHEDULE II VALUATION AND QUALIFYING ACCOUNTS


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                                                                       COLUMN C
                                                             ----------------------------
                                                COLUMN B
                                              -------------           ADDITIONS                            COLUMN E
                  COLUMN A                     BALANCE AT    CHARGED TO                     COLUMN D    ---------------
- --------------------------------------------  BEGINNING OF    COSTS AND     CHARGED TO     -----------  BALANCE AT END
                DESCRIPTION                      PERIOD       EXPENSES    OTHER ACCOUNTS   DEDUCTIONS      OF PERIOD
- --------------------------------------------  -------------  -----------  ---------------  -----------  ---------------
YEAR ENDED DECEMBER 24, 1993
  Allowance for doubtful accounts...........   $    (1,923)   $  (1,302)                    $   1,242     $    (1,983)
                                              -------------  -----------       -------     -----------  ---------------
                                              -------------  -----------       -------     -----------  ---------------
  Accumulated Amortization:
  Excess of cost over fair value of net
   assets acquired..........................   $   (16,370)   $  (5,148)                    $      41     $   (21,477)
  Customer lists............................          (386)        (302)                           (1)           (689)
  Noncompete agreements.....................          (821)        (169)                            1            (989)
  Other intangible assets...................           (83)         (51)                           --            (134)
                                              -------------  -----------       -------     -----------  ---------------
                                               $   (17,660)   $  (5,670)                    $      41     $   (23,289)
                                              -------------  -----------       -------     -----------  ---------------
                                              -------------  -----------       -------     -----------  ---------------
YEAR ENDED DECEMBER 30, 1994
  Allowance for doubtful accounts...........   $    (1,983)   $    (784)                    $   1,165     $    (1,602)
                                              -------------  -----------       -------     -----------  ---------------
                                              -------------  -----------       -------     -----------  ---------------
  Accumulated Amortization:
  Excess of cost over fair value of net
   assets acquired..........................   $   (21,477)   $  (5,536)                    $     542     $   (26,471)
  Customer lists............................          (689)        (317)                           --          (1,006)
  Noncompete agreements.....................          (989)        (133)                           --          (1,122)
  Other intangible assets...................          (134)         (56)                           --            (190)
                                              -------------  -----------       -------     -----------  ---------------
                                               $   (23,289)   $  (6,042)                    $     542     $   (28,789)
                                              -------------  -----------       -------     -----------  ---------------
                                              -------------  -----------       -------     -----------  ---------------
YEAR ENDED DECEMBER 29, 1995
  Allowance for doubtful accounts...........   $    (1,602)   $  (1,638)                    $   1,064     $    (2,176)
  Accumulated Amortization:
  Excess of cost over fair value of net
   assets acquired..........................   $   (26,471)   $  (6,021)                    $     (26)    $   (32,518)
  Customer lists............................        (1,006)        (269)                           --          (1,275)
  Noncompete agreements.....................        (1,122)        (533)                           --          (1,655)
  Other intangible assets...................          (190)         (61)                           --            (251)
                                              -------------  -----------       -------     -----------  ---------------
                                               $   (28,789)   $  (6,884)                    $     (26)    $   (35,699)
                                              -------------  -----------       -------     -----------  ---------------
                                              -------------  -----------       -------     -----------  ---------------
SIX MONTHS ENDED JUNE 28, 1996
  Allowance for doubtful accounts...........   $    (2,176)   $  (1,230)                    $     393     $    (3,013)
                                              -------------  -----------       -------     -----------  ---------------
                                              -------------  -----------       -------     -----------  ---------------
  Accumulated Amortization:
  Excess of cost over fair value of net
   assets acquired..........................       (32,518)      (4,057)           (19)            --         (36,594)
  Customer lists............................        (1,275)        (155)                           --          (1,430)
  Noncompete agreements.....................        (1,655)         (96)                           --          (1,751)
  Other intangible assets...................          (251)         (29)           (94)            --            (374)
                                              -------------  -----------       -------     -----------  ---------------
                                               $   (35,699)   $  (4,337)          (113)     $      --     $   (40,149)
                                              -------------  -----------       -------     -----------  ---------------
                                              -------------  -----------       -------     -----------  ---------------
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